UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2017

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 9, 2017, AcelRx Pharmaceuticals, Inc. (the “Company”) entered into an amendment to the award contract dated May 11, 2015, supported by the United States Army Medical Research and Materiel Command within the U.S. Department of Defense (the “DoD”), in which the DoD agreed to incorporate additional activities into the contract including the development and testing of packaging changes; additional stability testing; and preparation for the FDA Advisory Committee. The amendment also extends the contract period of performance by 11 months from May 11, 2015 thru March 9, 2017 to May 11, 2015 thru February 28, 2018 to accommodate these additional activities. The costs for these changes, will be absorbed within the current contract value. All other terms and conditions remain unchanged.

The foregoing summary of the amendment and the original award contract is not complete and is qualified in its entirety by reference to the amendment to the award contract and the original award contract, copies of which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1#	Award/Contract between the Registrant and the U.S. Army Medical Research and Materiel Command, dated May 11, 2015.
10.2	Modification of Contract W81XWH-15-C-0046 between the Registrant and the U.S. Army Medical Research and Materiel Command, effective March 9, 2017.

#	Material in the exhibit marked with a “[*]” has been omitted pursuant to a request for confidential treatment filed with the SEC. Omitted portions have been filed separately with the SEC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2017	ACELRX PHARMACEUTICALS, INC.
	By:	/s/ Jane Wright-Mitchell
Jane Wright-Mitchell
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1#	Award/Contract between the Registrant and the U.S. Army Medical Research and Materiel Command, dated May 11, 2015.
10.2	Modification of Contract W81XWH-15-C-0046 between the Registrant and the U.S. Army Medical Research and Materiel Command, effective March 9, 2017.

#	Material in the exhibit marked with a “[*]” has been omitted pursuant to a request for confidential treatment filed with the SEC. Omitted portions have been filed separately with the SEC.